As filed with the Securities and Exchange Commission on October 27, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
URS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-1381538
(State or other jurisdiction of	(I.R.S. employer identification no.)
incorporation or organization)
600 MONTGOMERY STREET, 26TH FLOOR
SAN FRANCISCO, CALIFORNIA 94111-2728
(415) 774-2700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Kent P. Ainsworth
Executive Vice President and Chief Financial Officer
URS Corporation
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(415) 774-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Samuel M. Livermore
Virginia C. Edwards
Cooley Godward LLP
101 California Street, 5th Floor
San Francisco, California 94111
(415) 693-2000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
		Maximum	Aggregate
Title of Each Class of	Amount to be	Offering Price	Offering	Amount of
Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee

Common stock, par value $0.01 per share	3,580,907	$38.685	$138,527,388	$16,305

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminate number of additional shares of common stock as may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of determining the registration fee based on the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on October 21, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting offers to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 27, 2005
PROSPECTUS
3,580,907 Shares
URS CORPORATION
Common Stock
     The selling stockholders identified in this prospectus may sell from time to time up to 3,580,907 shares of our common stock. We will not receive any proceeds from the sale of the shares by any selling stockholder.
     Our common stock is traded on the New York Stock Exchange under the symbol “URS.” On October 26, 2005, the last reported sale price for our common stock, as reported on the New York Stock Exchange, was $40.18 per share.
     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     The shares of our common stock may be sold by the selling stockholders to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is                     , 2005.

     You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in this prospectus and/or the documents incorporated by reference. For more information about our business and the risks involved in investing in our stock, you should read carefully (a) the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference and (b) our consolidated financial statements and related notes appearing in the documents incorporated by reference.
URS CORPORATION
OVERVIEW
     We are one of the world’s largest engineering design services firms and a major federal government contractor for systems engineering and technical assistance, and operations and maintenance services. We offer a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services for transportation, facilities, environmental, homeland security, defense systems, installations and logistics, commercial/industrial, and water/wastewater treatment projects. We operate in more than 20 countries with approximately 28,000 employees providing services to federal, state and local governments, and private industry clients in the United States and abroad.
     We are incorporated in Delaware and our principal corporate office is located at 600 Montgomery Street, 26th Floor, San Francisco, California 94111-2728. Our telephone number is (415) 774-2700. Information contained on our Web site does not constitute part of this prospectus. References in the prospectus to “URS,” “we,” “our,” “us” and the “Company” refer to URS Corporation, a Delaware corporation and its subsidiaries.
RISK FACTORS
     This prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K/A and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), which are incorporated herein by reference in their entirety (the “URS Risk Factors”).
     Investment in our securities involves risks. You should consider carefully the URS Risk Factors, as well as other information in this prospectus before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to the “safe harbor” created by those sections. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” or “will,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K/A and our Quarterly Reports on Form 10-Q for the quarters ended subsequent to our filing of such Annual Report on Form 10-K/A with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, the following:
•	adverse effects associated with any worsening of the current economy;

•	unexpected termination of a substantial portion of our book of business;

•	any deemed violation of procurement laws and regulations or other public sector liabilities to which we are subject as a government contractor;

•	any inability to compete successfully for new government contracts;

•	any disruption in government funding for our multi-year government contracts from which we derive a substantial portion of our revenues;

•	any inability to estimate accurately and manage our contract costs;

•	results of our operations could differ materially from the estimates and assumptions that we use to prepare our financial statements;

•	our use of the percentage-of-completion method of accounting, which could result in a reduction or reversal of previously recorded revenues and profits;

•	any failure to timely complete a required performance standard associated with a project;

•	any failure by our partners to perform their contractual obligations on a project;

•	our indebtedness, which could adversely affect our financial condition;

•	our ability to service our debt if our subsidiaries do not make sufficient distributions to us;

•	restrictive covenants in our senior secured credit facility, which may restrict our ability to pursue business strategies;

•	any incurrence of substantial costs of compliance with, or liabilities under, environmental laws and regulations;

•	changes in environmental laws, regulations and programs that could reduce demand for our environmental services;

•	any significant liability for damages arising from legal proceedings which may exceed our insurance coverage;

•	any general decline in U.S. defense spending;

•	our ability to compete successfully in our industry;

•	any failure to attract and retain key employees;

•	recent changes in accounting for equity-related compensation, which could impact our financial statements and our ability to attract and retain key employees;

•	risks associated with our international operations;

•	risks associated with our employees traveling to high security risk countries;

•	failure to successfully develop, integrate or maintain third party support for our new accounting and project management systems;

•	any significant impairment of our goodwill or intangible assets;

•	any negotiations with labor unions and possible work actions that could divert management attention and disrupt operations; and

•	provisions of Delaware law and our charter documents, which may impede or discourage a takeover.
     Because the risks and uncertainties referred to above, as well as the URS Risk Factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New risk factors emerge from time to time, and it is not possible for us to predict which risk factors will arise. In addition, we cannot assess the impact of each risk factor on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares will be for the accounts of the selling stockholders.

SELLING STOCKHOLDERS
     The following table sets forth certain information relating to the selling stockholders’ beneficial ownership of shares of our common stock as of October 25, 2005. The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Unless otherwise noted, each group identified possesses sole voting and investment power with respect to shares.

		Maximum Number of	Number of Shares
	Number of Shares	Shares to be Sold	Owned After the Sale of the
	Owned	Pursuant to this	Maximum Number
Name of Selling Stockholders	Prior to Offering	Prospectus	of Shares

Blum Strategic Partners, L.P. (1)	3,086,621	3,086,621	0
BK Capital Partners IV, L.P. (2)	182,815	182,815	0
Stinson Capital Partners, L.P. (2)	117,015	117,015	0
Stinson Capital Partners (QP), L.P. (2)	104,112	104,112	0
Stinson Capital Partners II, L.P. (2)	54,233	54,233	0
Stinson Capital Fund (Cayman), Ltd. (2)	18,096	18,096	0
Stinson Capital Partners S, L.P. (2)	17,772	17,772	0
Blum Capital Partners, L.P. (3)	243	243	0

(1)	These shares may be deemed to be beneficially owned indirectly by Blum Strategic GP, L.L.C., the general partner of Blum Strategic Partners, L.P. Blum Strategic GP, L.L.C. disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(2)	These shares may be deemed to be beneficially owned indirectly by the following parties: (a) Blum Capital Partners, L.P., an investment manager with voting and investment discretion for Stinson Capital Fund (Cayman), Ltd., and the general partner of BK Capital Partners IV, L.P., Stinson Capital Partners, L.P., Stinson Capital Partners (QP), L.P., Stinson Capital Partners II, L.P. and Stinson Capital Partners S, L.P.; and (b) Richard C. Blum and Associates, Inc. (“RCBA Inc.”), the sole general partner of Blum Capital Partners, L.P. Blum Capital Partners, L.P. and RCBA Inc. disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(3)	These shares may be deemed to be beneficially owned indirectly by RCBA Inc. RCBA Inc. disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.
     All expenses incurred with the registration of shares of common stock owned by the selling stockholders will be borne by us; provided, however, that, we will not be obligated to pay any underwriting fees, discounts or commissions in connection with such registration.

PLAN OF DISTRIBUTION
     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. As used in this prospectus, “selling stockholders” includes donees, pledgees, transferees and other successors in interest selling shares received from a selling stockholder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale transfer. Upon our being notified by a selling stockholder that a donee, pledgee, transferee or other successor in interest intends to sell more than 500 shares, a supplement to this prospectus will be filed. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in one or more of the following transactions:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to a registration rights agreement between us and the selling stockholders; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We estimate the expenses for which we will be responsible in connection with the filing of this registration statement will be approximately $70,000. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.
     Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
     The validity of the shares of common stock offered hereby will be passed upon by Cooley Godward llp, San Francisco, California.
EXPERTS
     The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K/A for the year ended October 31, 2004 have been so incorporated in reliance on the report, which contains an explanatory paragraph related to the restatement as discussed in Note 1 to the consolidated financial statements, of PricewaterhouseCoopers LLP, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN GET MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:
Public Reference Room
100 F Street, NE
Room 1580
Washington, D.C. 20549
     You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement through the SEC’s “EDGAR” (Electronic Data Gathering, Analysis and Retrieval) System, available on the SEC’s website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules).
     We are incorporating by reference the following reports that we have filed with the SEC:
•	our Annual Report on Form 10-K/A for the year ended October 31, 2004 filed on February 10, 2005 (Amendment No. 1 to our Annual Report on Form 10-K for the year ended October 31, 2004 filed on January 13, 2005);

•	our transition report on Form 10-QT for the period ended December 31, 2004 filed on February 9, 2005;

•	our quarterly report on Form 10-Q for the period ended April 1, 2005 filed on May 10, 2005;

•	our quarterly report on Form 10-Q for the period ended July 1, 2005 filed on August 10, 2005;

•	our current reports on Form 8-K filed on January 19, 2005, February 1, 2005, May 31, 2005, June 1, 2005, June 9, 2005, June 14, 2005, June 16, 2005, June 30, 2005, August 29, 2005 and October 7, 2005; and

•	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on March 11, 1983, including any amendment or report filed for the purpose of updating such description.
     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to URS Corporation, Attention: Corporate Secretary, URS Corporation, 600 Montgomery Street, 26th Floor, San Francisco, California 94111-2728, (415) 774-2700.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the offering of the securities being registered. All amounts are estimated, except the SEC Registration Fee:

SEC Registration Fee	$16,305
Accounting Fees	$12,000
Legal Fees and Expenses	$35,000
Printing and Engraving	$2,500
Miscellaneous	$4,195

Total	$70,000
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
     Our by-laws provide for our indemnification of our directors and officers to the fullest extent permitted by Delaware law and such right to indemnification shall continue as to a person who has ceased to be our director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Our by-laws provide that every person will be indemnified against any and all judgments, fines, expenses including attorneys’ fees, amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings (including an action by or in the right of us, subject to certain conditions), whether by fact that he or she is or was our director or officer or is or was serving at our request as a director or officer of another corporation, subject in all instances to the requirements that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
     We have purchased and maintain insurance to protect persons entitled to indemnification in accordance with our by-laws against liabilities asserted against or incurred by them in their capacity or arising out of their status.
     We have entered into agreements with our directors and certain of our officers, which provide for indemnification. These agreements, among other things, require us to indemnify the director or officer to the fullest extent permitted by Delaware law, including indemnification for attorneys’ fees and all other costs, expenses and obligations paid or incurred by the director or officer in any action or proceeding, including any action by or in the right of the Company, arising out of the person’s services as a director or officer of us or any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise to which the person provides services at our request. Delaware law permits such indemnification, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number	Description of the Document
4.1(i)	Certificate of Incorporation of URS Corporation, a Delaware corporation, filed as Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 1991, and incorporated herein by reference.

4.1(ii)	Certificate of Amendment of Certificate of Incorporation, filed as Exhibit 3.3 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2003, and incorporated herein by reference.

4.1(iii)	Bylaws of URS Corporation, a Delaware corporation, as amended, filed as Exhibit 3.4 to the Annual Report on Form 10-Q for the fiscal year ended October 31, 2003, and incorporated herein by reference.

4.2(i)	Articles of Incorporation of Aman Environmental Construction, Inc., a California corporation (“Aman”), filed as Exhibit 3.2(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.2(ii)	Bylaws of Aman, filed as Exhibit 3.2(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.3(i)	Articles of Incorporation of URS Corporation — North Carolina, a North Carolina corporation (“URS-NC”), filed as Exhibit 4.1 to our Form 10-Q for the quarter ended July 1, 2005, and incorporated herein by reference.

4.3(ii)	Bylaws of URS-NC, filed as Exhibit 4.2 to our Form 10-Q for the quarter ended July 1, 2005, and incorporated herein by reference.

4.4(i)	Articles of Incorporation of Cleveland Wrecking Company, a California corporation (“CWC”), filed as Exhibit 3.4(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.4(ii)	Bylaws of CWC, filed as Exhibit 3.4(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.5(i)	Certificate of Formation of URS Resources, LLC, a Delaware limited liability company (“URS Resources”), filed as Exhibit 3.5(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.5(ii)	Limited Liability Company Agreement for URS Resources, filed as Exhibit 3.5(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.6(i)	Articles of Incorporation of URS District Services, P.C., a District of Columbia professional corporation (“URS-DS”), filed as Exhibit 4.3 to our Form 10-Q for the quarter ended July 1, 2005, and incorporated herein by reference.

4.6(ii)	Bylaws of URS-DS, filed as Exhibit 4.4 to our Form 10-Q for the quarter ended July 1, 2005, and incorporated herein by reference.

4.7(i)	Certificate of Incorporation of Signet Testing Laboratories, Inc. a Delaware corporation (“Signet”), filed as Exhibit 3.8(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description of the Document
4.7(ii)	Bylaws of Signet, filed as Exhibit 3.8(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.8(i)	Articles of Incorporation of URS Construction Services, Inc., a Florida corporation (“URS Construction”), filed as Exhibit 3.9(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.8(ii)	Bylaws of URS Construction, filed as Exhibit 3.9(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.9(i)	Certificate of Incorporation of URS Corporation, a Nevada corporation (“URS — Nevada”), filed as Exhibit 3.10(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.9(ii)	Amended and Restated Bylaws of URS — Nevada. FILED HEREWITH.

4.10(i)	Certificate of Incorporation of URS Corporation Great Lakes, a Michigan corporation (“URS Great Lakes”), filed as Exhibit 3.11(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.10(ii)	Bylaws of URS Great Lakes, filed as Exhibit 3.11(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.11(i)	Certificate of Incorporation of URS Corporation — Ohio, a Ohio corporation (“URS — Ohio”), filed as Exhibit 3.14(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.11(ii)	Bylaws of URS — Ohio, filed as Exhibit 3.14(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.12(i)	Articles of Incorporation of URS Corporation Southern, a California corporation (“UCS”), filed as Exhibit 3.15(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.12(ii)	Amended and Restated Bylaws of UCS. FILED HEREWITH.

4.13(i)	Certificate of Incorporation of URS Group, Inc., a Delaware corporation (“URS Group”), filed as Exhibit 3.16(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.13(ii)	Bylaws of URS Group, filed as Exhibit 3.16(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.14(i)	Certificate of Incorporation of URS Holdings, Inc., a Delaware corporation (“URS Holdings”), filed as Exhibit 3.17(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.14(ii)	Bylaws of URS Holdings, filed as Exhibit 3.17(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.15(1)	Certificate of Incorporation of Lear Siegler Services, Inc., a Delaware corporation (“Lear Siegler”), filed as Exhibit 3.19(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.15(ii)	Bylaws of Lear Siegler, filed as Exhibit 3.19(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description of the Document
4.16(i)	Certificate of Incorporation of EG&G Defense Materials, Inc., a Utah corporation (“EG&G Defense materials”), filed as Exhibit 3.21(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.16(ii)	Bylaws of EG&G Defense Materials, filed as Exhibit 3.21(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.17(i)	Certificate of Incorporation of EG&G Technical Services, Inc., a Delaware corporation (“EG&G Technical Services”), filed as Exhibit 3.22(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.17(ii)	Bylaws of EG&G Technical Services, filed as Exhibit 3.22(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.18(i)	Articles of Incorporation of E.C. Driver & Associates, Inc., a Florida corporation (“E.C. Driver”), filed as Exhibit 4.57 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.18(ii)	Bylaws of E.C. Driver, filed as Exhibit 4.58 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.19(i)	Certificate of Incorporation of Lear Siegler Logistics International, Inc., a Delaware corporation (“Lear Siegler Logistics”), filed as Exhibit 4.59 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.19(ii)	Bylaws of Lear Siegler Logistics, filed as Exhibit 4.60 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.20(i)	Certificate of Incorporation of URS Corporation AES, a Connecticut corporation (“URS AES”), filed as Exhibit 4.62 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.20(ii)	Bylaws of URS AES, filed as Exhibit 4.64 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.21(i)	Certificate of Incorporation of URS Corporation — New York, a New York corporation (‘URS New York”), filed as Exhibit 4.67 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.21(ii)	Bylaws of URS New York, filed as Exhibit 4.68 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

5.1	Opinion of Cooley Godward llp. FILED HEREWITH.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. FILED HEREWITH.

23.2	Consent of Cooley Godward llp (reference is made to Exhibit 5.1). FILED HEREWITH.

24.1	Power of Attorney (reference is made to the signature pages). FILED HEREWITH.

ITEM 17. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on the 26th day of October, 2005.

URS CORPORATION
By:	/s/ Martin M. Koffel
Martin M. Koffel
Chief Executive Officer, President
and Chairman of the Board of Directors

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 26th DAY OF OCTOBER, 2005.

/s/ Martin M. Koffel	/s/ Kent P. Ainsworth
Martin M. Koffel	Kent P. Ainsworth
Chief Executive Officer, President	Executive Vice President, Chief Financial Officer
and Chairman of the Board of Directors	and Secretary
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Reed N. Brimhall
Reed N. Brimhall	Mickey P. Foret
Vice President, Controller and Chief	Director
Accounting Officer

/s/ Richard C. Blum
Richard C. Blum	General Joseph W. Ralston, USAF (Ret.)
Director	Director

/s/ John D. Roach
H. Jesse Arnelle	John D. Roach
Director	Director

/s/ Betsy J. Bernard	/s/ William D. Walsh
Betsy J. Bernard	William D. Walsh
Director	Director

/s/ Armen Der Marderosian
Armen Der Marderosian
Director

EXHIBIT INDEX

Exhibit
Number	Description of the Document
4.1(i)	Certificate of Incorporation of URS Corporation, a Delaware corporation, filed as Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 1991, and incorporated herein by reference.

4.1(ii)	Certificate of Amendment of Certificate of Incorporation, filed as Exhibit 3.3 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2003, and incorporated herein by reference.

4.1(iii)	Bylaws of URS Corporation, a Delaware corporation, as amended, filed as Exhibit 3.4 to the Annual Report on Form 10-Q for the fiscal year ended October 31, 2003, and incorporated herein by reference.

4.2(i)	Articles of Incorporation of Aman Environmental Construction, Inc., a California corporation (“Aman”), filed as Exhibit 3.2(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.2(ii)	Bylaws of Aman, filed as Exhibit 3.2(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.3(i)	Articles of Incorporation of URS Corporation — North Carolina, a North Carolina corporation (“URS-NC”), filed as Exhibit 4.1 to our Form 10-Q for the quarter ended July 1, 2005, and incorporated herein by reference.

4.3(ii)	Bylaws of URS-NC, filed as Exhibit 4.2 to our Form 10-Q for the quarter ended July 1, 2005, and incorporated herein by reference.

4.4(i)	Articles of Incorporation of Cleveland Wrecking Company, a California corporation (“CWC”), filed as Exhibit 3.4(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.4(ii)	Bylaws of CWC, filed as Exhibit 3.4(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.5(i)	Certificate of Formation of URS Resources, LLC, a Delaware limited liability company (“URS Resources”), filed as Exhibit 3.5(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.5(ii)	Limited Liability Company Agreement for URS Resources, filed as Exhibit 3.5(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.6(i)	Articles of Incorporation of URS District Services, P.C., a District of Columbia professional corporation (“URS-DS”), filed as Exhibit 4.3 to our Form 10-Q for the quarter ended July 1, 2005, and incorporated herein by reference.

4.6(ii)	Bylaws of URS-DS, filed as Exhibit 4.4 to our Form 10-Q for the quarter ended July 1, 2005, and incorporated herein by reference.

4.7(i)	Certificate of Incorporation of Signet Testing Laboratories, Inc. a Delaware corporation (“Signet”), filed as Exhibit 3.8(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.7(ii)	Bylaws of Signet, filed as Exhibit 3.8(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description of the Document
4.8(i)	Articles of Incorporation of URS Construction Services, Inc., a Florida corporation (“URS Construction”), filed as Exhibit 3.9(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.8(ii)	Bylaws of URS Construction, filed as Exhibit 3.9(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.9(i)	Certificate of Incorporation of URS Corporation, a Nevada corporation (“URS — Nevada”), filed as Exhibit 3.10(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.9(ii)	Amended and Restated Bylaws of URS — Nevada. FILED HEREWITH.

4.10(i)	Certificate of Incorporation of URS Corporation Great Lakes, a Michigan corporation (“URS Great Lakes”), filed as Exhibit 3.11(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.10(ii)	Bylaws of URS Great Lakes, filed as Exhibit 3.11(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.11(i)	Certificate of Incorporation of URS Corporation — Ohio, a Ohio corporation (“URS — Ohio”), filed as Exhibit 3.14(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.11(ii)	Bylaws of URS — Ohio, filed as Exhibit 3.14(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.12(i)	Articles of Incorporation of URS Corporation Southern, a California corporation (“UCS”), filed as Exhibit 3.15(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.12(ii)	Amended and Restated Bylaws of UCS. FILED HEREWITH.

4.13(i)	Certificate of Incorporation of URS Group, Inc., a Delaware corporation (“URS Group”), filed as Exhibit 3.16(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.13(ii)	Bylaws of URS Group, filed as Exhibit 3.16(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.14(i)	Certificate of Incorporation of URS Holdings, Inc., a Delaware corporation (“URS Holdings”), filed as Exhibit 3.17(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.14(ii)	Bylaws of URS Holdings, filed as Exhibit 3.17(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.15(1)	Certificate of Incorporation of Lear Siegler Services, Inc., a Delaware corporation (“Lear Siegler”), filed as Exhibit 3.19(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.15(ii)	Bylaws of Lear Siegler, filed as Exhibit 3.19(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.16(i)	Certificate of Incorporation of EG&G Defense Materials, Inc., a Utah corporation (“EG&G Defense materials”), filed as Exhibit 3.21(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description of the Document
4.16(ii)	Bylaws of EG&G Defense Materials, filed as Exhibit 3.21(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.17(i)	Certificate of Incorporation of EG&G Technical Services, Inc., a Delaware corporation (“EG&G Technical Services”), filed as Exhibit 3.22(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.17(ii)	Bylaws of EG&G Technical Services, filed as Exhibit 3.22(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.18(i)	Articles of Incorporation of E.C. Driver & Associates, Inc., a Florida corporation (“E.C. Driver”), filed as Exhibit 4.57 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.18(ii)	Bylaws of E.C. Driver, filed as Exhibit 4.58 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.19(i)	Certificate of Incorporation of Lear Siegler Logistics International, Inc., a Delaware corporation (“Lear Siegler Logistics”), filed as Exhibit 4.59 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.19(ii)	Bylaws of Lear Siegler Logistics, filed as Exhibit 4.60 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.20(i)	Certificate of Incorporation of URS Corporation AES, a Connecticut corporation (“URS AES”), filed as Exhibit 4.62 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.20(ii)	Bylaws of URS AES, filed as Exhibit 4.64 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.21(i)	Certificate of Incorporation of URS Corporation — New York, a New York corporation (‘URS New York”), filed as Exhibit 4.67 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

4.21(ii)	Bylaws of URS New York, filed as Exhibit 4.68 to our Form 10-K for the fiscal year ended October 31, 2004, and incorporated herein by reference.

5.1	Opinion of Cooley Godward llp. FILED HEREWITH.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. FILED HEREWITH.

23.2	Consent of Cooley Godward llp (reference is made to Exhibit 5.1). FILED HEREWITH.

24.1	Power of Attorney (reference is made to the signature pages). FILED HEREWITH.